Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

Antares Pharma, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-152472, 333-167457, 333-180832 and 333-189172) on Form S-8, registration statements (Nos. 333-61950, 333-96739, 333-103958, 333-133218, 333-142323, 333-144748, 333-158630 and 333-167975) on Form S-3, and registration statements (Nos. 333-114098 and 333-109114) on Form S-2 of Antares Pharma, Inc. of our report dated March 13, 2014 with respect to the consolidated balance sheets of Antares Pharma, Inc. and subsidiaries as of December 31, 2013 and 2012, and the related consolidated statements of operations, comprehensive loss, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2013, and the effectiveness of internal control over financial reporting as of December 31, 2013, which report appears in the December 31, 2013 annual report on Form 10-K of Antares Pharma, Inc.

/s/ KPMG LLP

Minneapolis, Minnesota

March 13, 2014